Exhibit 99.2

                   Navigators Receives Moody's Credit Ratings

    NEW YORK--(BUSINESS WIRE)--April 7, 2006--The Navigators Group, Inc. (NASDAQ:NAVG) today announced that Moody's Investors Service assigned A3 insurance financial strength ratings to Navigators Insurance Company and NIC Insurance Company. Moody's also assigned the Company a Baa3 rating for the senior notes to be issued in the Company's public offering announced today. According to Moody's, these ratings reflect the Company's "historically profitable underwriting results, its strong operating cashflows, its high quality investment portfolio and its prudent management of catastrophe exposures on a net basis."
    The Navigators Group, Inc. is an international insurance holding company with insurance company operations, underwriting management companies, and operations at Lloyd's of London. Headquartered in New York City, Navigators has offices in major insurance centers in the United States, the United Kingdom and Belgium.
    This press release may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Whenever used in this release, the words "estimate", "expect", "believe" or similar expressions are intended to identify such forward-looking statements. We cannot assure that results which we anticipate will be achieved, since results may differ materially because of known and unknown risks and uncertainties which we face. Please refer to Navigators' most recent Form 10-K and its other filings with the Securities and Exchange Commission for a description of Navigators' business and the important factors which may affect that business. Navigators undertakes no obligation to publicly update or revise any forward-looking statement.



    CONTACT: The Navigators Group, Inc.
             Paul J. Malvasio, 914-933-6088
             Executive Vice President and Chief Financial Officer pmalvasio@navg.com www.navg.com